UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      February 24, 2005

InfoNow Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	00-19813	04-2082260
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1875 Lawrence Street, Suite 1100, Denver, CO 80202
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 303-293-0212

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities

On February 22, 2005, InfoNow Corporation (the “Company”) completed a workforce reduction. The Company eliminated five full-time positions to more effectively align its cost structure with a previously announced reduction in monthly service fees from its largest client, among other factors. Employees whose employment was terminated received one-time severance benefits, including salary, accrued vacation and health care benefits. As a result, the Company expects to pay out approximately $45,000 in cash and recognize a related pre-tax charge of approximately $33,000 in the first quarter of 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFONOW CORPORATION

Date:       February 24, 2005

By:/s/ Harold R. Herbst

Name: Harold R. Herbst Title: Chief Financial Officer